SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.     )

Filed by the registrant ☑
Filed by a party other than the registrant ☐

Check the appropriate box:
☐ Preliminary proxy statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).
☑ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting material pursuant to Rule 14a-12.

FRONTIER OIL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.)

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

May 17, 2006

To Our Shareholders:
Our Board of Directors has called and invites you to attend a Special Meeting of Shareholders of Frontier Oil Corporation. This meeting will be held on Friday June 9, 2006 at 10:00 a.m. Central Daylight Time in the Company’s offices located at 10000 Memorial Drive, Suite 600, Houston, Texas.

At this meeting, you will be asked to authorize our Board of Directors to amend our Restated Articles of Incorporation, as amended, for the purpose of increasing the authorized shares of Common Stock of the Company from 90,000,000 to 180,000,000 to permit a two-for-one stock split of the Company’s Common Shares. The enclosed Notice of Special Meeting of Shareholders and Proxy Statement contain details about the business to be conducted at the meeting. To ensure that your shares are represented at the meeting, we urge you to mark your choice on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided.

Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Thank you for your support.
Sincerely,

James R. Gibbs Chairman of the Board, President and Chief Executive Officer

10000 Memorial Drive, Suite 600 Houston, Texas 77024-3411 (713) 688-9600 fax (713) 688-0616

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held June 9, 2006

To Our Shareholders:

Frontier Oil Corporation (the “Company”) will hold a Special Meeting of Shareholders in the offices of the Company located at 10000 Memorial Drive, Suite 600, Houston, Texas at 10:00 a.m. Central Daylight Time on Friday, June 9, 2006, for the following purposes:

1.
To approve an amendment to the Company’s Restated Articles of Incorporation, as amended, that will increase the number of authorized shares of the Company’s Common Stock from 90,000,000 to 180,000,000; and

2.	To act upon any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

The holders of record of the Company’s Common Stock at the close of business on May 11, 2006 are entitled to notice of and to vote at the Special Meeting with respect to the proposal. The holders of record of at least a majority of the shares of Common Stock of the Company entitled to vote must be present in person or represented by proxy in order to hold the Special Meeting. Accordingly, it is important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting, please complete the enclosed proxy card and sign, date and return it promptly in the enclosed postage-paid envelope. If you do plan to attend the Special Meeting in person, you may withdraw your proxy and vote personally on all matters brought before the Special Meeting. The Board of Directors recommends that you vote FOR the proposal in number 1 set forth above. This matter is more fully described in the Proxy Statement accompanying this Notice.

By Order of the Board of Directors,

J. Currie Bechtol Vice President-General Counsel & Secretary

Houston, Texas
May 17, 2006

FRONTIER OIL CORPORATION

10000 Memorial Drive, Suite 600

Houston, Texas 77024-3411

PROXY STATEMENT

FOR A SPECIAL MEETING

To Be Held June 9, 2006

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished by the Board of Directors of Frontier Oil Corporation (the “Company”) in connection with the solicitation of proxies for use at a Special Meeting of Shareholders to be held at 10:00 a.m. Central Daylight Time, on Friday, June 9, 2006 in the Company’s offices located at 10000 Memorial Drive, Suite 600, Houston, Texas, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice”) and at any postponement or adjournment thereof. The shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, those shares will be voted in favor of the proposal set forth in the Notice. The form of proxy also confers discretionary authority with respect to amendments or variations to matters identified in the Notice and any other matters that may properly come before the meeting. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about May 17, 2006.

A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date or by a written notice delivered to the Secretary of the Company in care of Wells Fargo Bank, N.A., Shareowners Services, 161 N. Concord Exchange, S. St. Paul, MN 55075 (“Wells Fargo”) or at the offices of the Company, 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411, at any time up to the meeting or any postponement or adjournment thereof, or by delivering it to the Chairman of the meeting on such date.

The cost of soliciting these proxies will be paid by the Company, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to and soliciting proxies from the shareholders of record. In addition to such solicitation and the solicitation made hereby, certain directors, officers and employees of the Company may solicit proxies by fax, telephone and personal interview.

VOTING SECURITIES

All shareholders of record as of the close of business on May 11, 2006 are entitled to notice of and to vote at the Special Meeting. On May 11, 2006, the Company had 56,621,444 shares of common stock, without par value (“Common Stock”) outstanding.1 This number does not include Common Stock held as treasury stock by the Company, which is not considered outstanding. The Common Stock is the only class of voting securities of the Company. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Stock is necessary to constitute a quorum at this meeting. In the absence of a quorum at the meeting, the meeting may be postponed or adjourned from time to time without notice, other than announcement at the meeting, until a quorum is formed.

The approval of at least a majority of the votes cast by the holders of Common Stock outstanding as of the record date and entitled to vote at the Special Meeting is required to approve the proposed amendment to the Company’s Restated Articles of Incorporation, as amended. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum, while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered “shares present” with respect to any matter. Abstentions will operate in the same manner as a vote against such proposal.

Under Wyoming law, our dissenting shareholders are not entitled to appraisal or similar rights with respect to the proposed amendment.

1)   The Company effected a two-for-one split of its Common Stock by a stock dividend paid on June 17, 2005 to shareholders of record on May 23, 2005. All references to numbers of shares in this Proxy Statement have been adjusted to reflect this stock split.

PROPOSAL TO AMEND THE COMPANY’S
RESTATED ARTICLES OF INCORPORATION, AS AMENDED,
TO PERMIT A TWO-FOR-ONE STOCK SPLIT
(ITEM 1 ON PROXY CARD)

General

The Company's Restated Articles of Incorporation, as amended, currently authorizes the issuance of 90,500,000 shares of the Company’s capital stock, of which 90,000,000 are shares of Common Stock, with no par value, and 500,000 are shares of Preferred Stock, with $100 par value per share. As of May 11, 2006, the Company had a total of 56,621,444 shares of Common Stock, and no shares of Preferred Stock, outstanding.

Description of Proposed Amendment

The Board of Directors has approved, and is recommending that you vote for approval at the Special Meeting, an amendment to Article Six of our Restated Articles of Incorporation, as amended, to increase the number of shares of Common Stock we are authorized to issue from 90,000,000 to 180,000,000 to enable the Company to effect a two-for-one stock split (in the form of a stock dividend) of the shares of Common Stock. Nothing in the proposed amendment would change the number of authorized shares of the Company’s Preferred Stock.

The proposed amendment provides that the first paragraph of Article Six of the existing Restated Articles of Incorporation, as amended, be further amended to read in its entirety as follows:

“The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 180,500,000 shares consisting of and divided into:

(i)  one class of 180,000,000 shares of Common Stock, no par value; and

(ii) one class of 500,000 shares of Preferred Stock, $100 par value per share, which may be  divided into and issued in Series, as hereinafter provided.”

If the amendment to the Restated Articles of Incorporation, as amended, is approved by the shareholders, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Wyoming reflecting the increase in authorized shares. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Wyoming.

Purposes and Effects of the Proposed Amendment

The proposed amendment would increase the number of shares of Common Stock that the Company is authorized to issue from 90,000,000 to 180,000,000. The additional shares of Common Stock would be a part of the existing Common Stock and, when issued, would have the same rights and privileges as such shares of Common Stock currently issued and outstanding or held as treasury stock, as the case may be.

No additional action or authorization by the Company’s shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law. Under the Company’s Restated Articles of Incorporation, as amended, the Company’s shareholders do not have preemptive rights with respect to its Common Stock. As a result, if the Board of Directors elects to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. The Company will apply for listing on The New York Stock Exchange for the additional shares of Common Stock to be issued. If the proposed amendment is not approved by the shareholders, the Company’s existing Restated Articles of Incorporation, as amended, will continue in effect and the stock split will not take place.

The primary purpose of the proposed amendment is to authorize a sufficient number of shares to effect a two-for-one stock split by means of a stock dividend, pursuant to which each shareholder of record on June 19, 2006 would receive one additional share of Common Stock for each share of Common Stock held on that date. The Company’s shares of Common Stock held on June 19, 2006 as treasury stock or issuable pursuant to outstanding options or reserved for future grants under our Omnibus Incentive Compensation Plan will be split two-for-one in the same manner and at the same time as shares of issued and outstanding Common Stock.

As of the close of business on May 11, 2006, 56,621,444 shares of Common Stock were issued and outstanding. In addition 10,445,806 shares were held by the Company as treasury stock, and 5,392,681 shares were either issuable pursuant to outstanding options or other equity awards or reserved for future grants under our Omnibus Incentive Compensation Plan.

The Board believes that the proposed increase to 180,000,000 authorized shares of Common Stock is desirable so that, as the need may arise, we will have the flexibility to issue shares of Common Stock without additional expense or delay in connection with corporate activities that may be identified in the future. Such future activities may include, but are not limited to; stock dividends or stock splits, equity financings, making acquisitions through use of our stock, and adopting new or modifying current management incentive and employee benefit plans. In addition, the Board of Directors expects that the increase in the number of outstanding shares of Common Stock that would result from the stock split will place the market price of the Common Stock in a range that is more attractive to investors and may result in a broader market for such shares. The approval of the stock split by the Board of Directors is subject to the approval of the proposed amendment by the shareholders. Other than as described in this Proxy Statement and permitted or required under the Company’s existing Omnibus Incentive Compensation Plan and outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purpose.

The adoption of this proposed amendment to our Restated Articles of Incorporation, as amended, will result in a greater number of shares of Common Stock available for issuance. Our shareholders could therefore experience a significant reduction in their shareholders’ interests with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our shareholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions that would make a change in control of the Company more difficult and, therefore, less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Subject to shareholder approval, the proposed amendment will become effective upon filing of a certificate setting forth the amendment with the office of the Secretary of State of the State of Wyoming. The stock split will be effective as of the date of such filing. If the proposed amendment is adopted, each shareholder of record at the close of business on June 19, 2006 would receive one additional share of Common Stock for each share of Common Stock then owned of record by such shareholder. The Company will issue the additional shares in uncertificated form through a direct registration system and therefore a registered shareholder will receive a statement reflecting their additional split shares, but not a certificate unless the shareholder specifically requests a certificate from the Company or its transfer agent. Certificates representing shares of Common Stock may be retained by each shareholder or may be returned to the Company or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange. We expect that statements will be mailed to shareholders and shareholder records will be adjusted to reflect the stock split soon thereafter.

Additionally, effective with the stock split, the Board of Directors has also approved a 50% increase in the Company’s regular quarterly dividend to $0.03 per share ($0.12 annualized) from the current split-adjusted level of $0.02. On a pre-split basis the quarterly dividend would be increased from $0.04 per share to $0.06 per share. Thus, if the proposed amendment is adopted, the Company will pay this increased level of cash dividend on July 12, 2006 to shareholders of record on June 30, 2006. However, if the proposed amendment is not adopted, the Company’s regular quarterly dividend will remain at its current level (unless the Board of Directors hereafter approves a change) and will be paid on July 12, 2006 to shareholders of record on June 30, 2006.

Required Vote

The approval of the adoption of the amendment to our Restated Articles of Incorporation, as amended, requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are entitled to vote. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the proposal, and unanimously recommends that the Company's shareholders vote FOR approval of the proposal to amend the Company's Restated Articles of Incorporation, as amended, to increase the authorized number of shares of Common Stock.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of May 11, 2006, the beneficial ownership of the Company’s Common Stock, with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding voting securities, excluding Common Stock held by the Company:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares of Common Stock (1)

FMR Corp. 82 Devonshire Street Boston, MA 02109	5,410,350 (2)	9.6
Putnam LLC One Post Office Square Boston, MA 02109	2,987,963 (3)	5.3
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	2,962,394 (4)	5.3

(1)	Represents percentage of 56,621,444 outstanding shares of the Company as of May 11, 2006.

(2)
FMR Corp. has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Schedule 13G dated February 14, 2006. Based on the filing, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, MA 02109, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,740,050 shares or 4.847% of the outstanding Common Stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (such investment companies collectively, the “Funds”).

Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity and the funds to which it acts as investment advisor each has sole power to dispose of the 2,740,050 shares owned by the Funds.

Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trust, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of the Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ boards of trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (as amended, the “1934 Act”), is the beneficial owner of 1,974,500 shares or 3.493% of the outstanding Common Stock of the Company as a result of its serving as investment manager of the institutional account(s).

Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 1,974,500 shares and sole power to vote or to direct the voting of 1,974,500 shares of Common Stock owned by the institutional account(s) as reported above.

Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under Rule 13d-1(b)(1) under the 1934 Act pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 695,800 shares or 1.231% of the outstanding Common Stock of the Company.

A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals.

FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d).

(3)
Putnam LLC has filed with the Commission a Schedule 13G dated February 2, 2006. Based on the filing, Putnam has shared voting power with respect to 120,948 and shared dispositive power with respect to 2,987,963 of the reported shares of Common Stock.

(4)
Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Bank PLC (“Barclays”) have filed jointly as a group with the Commission a Schedule 13G dated January 31, 2006. Based on the filing, Barclays has sole voting power with respect to 2,705,030 and sole dispositive power with respect to 2,962,394 of the reported shares of Common Stock.

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of May 11, 2006, the amount of Common Stock beneficially owned by: (i) each director of the Company, (ii) the Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer and (iii) all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership	Percentage of Shares of Common Stock (1)

James R. Gibbs (2)	963,455(3)	1.7
Douglas Y. Bech (2)	61,594(4)	*
G. Clyde Buck (2)	79,646(5)	*
T. Michael Dossey (2)	46,001(6)	*
James H. Lee (2)	57,845(7)	*
Paul B. Loyd, Jr. (2)	67,594(8)	*
Michael E. Rose(2)	2,240(9)	*
Michael C. Jennings	29,881(10)	*
W. Paul Eisman	0(11)	*
Jon D. Galvin	148,624(12)	*
Nancy J. Zupan	99,098(13)	*
Directors and executive officers as a group (14 persons)	1,596,650	2.8

* Less than 1%

(1)
Represents percentage of outstanding shares plus shares issuable upon exercise of all stock options owned by the individual listed that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table, assuming stock options owned by all other shareholders are not exercised. As of May 11, 2006, 56,621,444 shares of Common Stock were outstanding.

(2)	Director.

(3)
Includes 150,000 shares which Mr. Gibbs has the right to acquire under the Company’s stock option plan within 60 days, and 6,534 shares subject to unvested Restricted Stock Units as of the date for which beneficial ownership is provided in the table and 34,441 unvested shares of Restricted Stock as to which Mr. Gibbs has voting and dispositive power. Also includes 760,558 shares subject to a variable forward contract agreed to between Mr. Gibbs and a financial institution on March 2, 2005. In connection therewith, Mr. Gibbs has delivered all such shares to a custodial account for the duration of the contract, which concludes in October 2007. Mr. Gibbs has no dispositive power with respect to such shares while they remain in the custodial account, although he does retain voting power with respect to such shares. At the end of the contract period, Mr. Gibbs will be required to either (i) deliver a number of such shares, determined pursuant to a predetermined formula, to the financial institution in exchange for an aggregate of $11,566,117 in cash, or (ii) deliver a cash payment to the financial institution in exchange for the return of such shares from the custodial account. Mr. Gibbs owns and has sole voting power with respect to 772,480 shares and sole dispositive power with respect to 11,922 shares.

(4)
Includes 13,750 shares which Mr. Bech has the right to acquire under the Company’s stock option plan within 60 days, and 10,239 shares subject to unvested Restricted Stock Units as of the date for which beneficial ownership is provided in the table. Mr. Bech owns and has sole voting and sole dispositive power with respect to 37,605 shares.

(5)
Includes 8,750 shares which Mr. Buck has the right to acquire under the Company’s stock option plan within 60 days, and 10,118 shares subject to unvested Restricted Stock Units as of the date for which beneficial ownership is provided in the table. Mr. Buck owns and has sole voting and sole dispositive power with respect to 60,778 shares.

(6)
Includes 31,250 shares which Mr. Dossey has the right to acquire under the Company’s stock option plan within 60 days, and 11,146 shares subject to unvested Restricted Stock Units as of the date for which beneficial ownership is provided in the table. Mr. Dossey owns and has sole voting and sole dispositive power with respect to 3,605 shares.

(7)
Includes 31,250 shares which Mr. Lee has the right to acquire under the Company’s stock option plan within 60 days, and 10,662 shares subject to unvested Restricted Stock Units as of the date for which beneficial ownership is provided in the table. Mr. Lee owns and has sole voting and sole dispositive power with respect to 15,933 shares.

(8)
Includes 13,750 shares which Mr. Loyd has the right to acquire under the Company’s stock option plan within 60 days, and 10,239 shares subject to unvested Restricted Stock Units as of the date for which beneficial ownership is provided in the table. Mr. Loyd owns and has sole voting and sole dispositive power with respect to 43,605 shares.

(9)
Includes 1,815 shares subject to unvested Restrict Stock Units as of the date for which beneficial ownership is provided in the table. Mr. Rose owns and has sole voting and sole dispositive power with respect to 605 shares.

(10)
Includes 23,281 unvested shares of Restricted Stock as to which Mr. Jennings has voting and dispositive power. Mr. Jennings owns and has sole voting power and sole dispositive power with respect to 6,600 shares.

(11)	Mr. Eisman joined the Company April 1, 2006 as Executive Vice President-Refining & Marketing Operations.

(12)
Includes 40,000 shares which Mr. Galvin has the right to acquire under the Company’s stock option plan within 60 days, and 1,888 shares subject to unvested Restricted Stock Units as of the date for which beneficial ownership is provided in the table and 20,307 unvested shares of Restricted Stock as to which Mr. Galvin has voting and dispositive power. Mr. Galvin owns and has sole voting power and sole dispositive power with respect to 86,429 shares.

(13)
Includes 33,000 shares which Ms. Zupan has the right to acquire under the Company’s stock option plan within 60 days, and 1,597 shares subject to unvested Restricted Stock Units as of the date for which beneficial ownership is provided in the table and 20,146 unvested shares of Restricted Stock as to which Ms. Zupan has voting and dispositive power. Ms. Zupan owns and has sole voting power and sole dispositive power with respect to 44,355 shares.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Proxy Statement relating to the Company’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) must be received by the Company no later than November 21, 2006 and must otherwise comply with the requirements of Rule 14a-8.

Proposals of shareholders submitted for consideration at the Company’s 2007 Annual Meeting (outside of the Rule 14a-8 process), in accordance with the Company’s bylaws, must be received by the Company by the later of 60 days before the 2007 Annual Meeting or 10 days after notice of such meeting is first published. If such timely notice of a proposal is not given, the proposal may not be brought before the 2007 Annual Meeting.

In order to provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to Directors.

 Any communications to Directors of the Company should be mailed to the following address: Investor Relations Department, Frontier Oil Corporation, 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411. All such communications will be reviewed initially by the Company’s Investor Relations Department. The Investor Relations Department will relay all such communications to the appropriate Director or Directors, unless the Investor Relations Department determines that the communication: does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to Directors. The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

 The Director or Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the Special Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

MISCELLANEOUS

All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from directors and officers. All information relating to any beneficial owners of more than 5% of the Company’s Common Stock is based upon information contained in reports filed by such owner with the Commission.

By Order of the Board of Directors,

J. Currie Bechtol Vice President-General Counsel & Secretary

May 17, 2006
Houston, Texas

All shareholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

Proxy Card

FRONTIER OIL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

Friday, June 9, 2006
9:00 a.m.

FRONTIER OIL CORPORATION

proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on June 9, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" proposal 1.

By signing the proxy, you revoke all prior proxies and appoint James R. Gibbs and Michael C. Jennings, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR the following proposal.

1. Proposal to approve an amendment to the Company's Restated Articles of Incorporation, as amended, increasing the number of authorized shares of the Company's Common Stock from 90,000,000 to 180,000,000. ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.